UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

 _____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

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Maryland (State or other jurisdiction of incorporation)	000-52610 (Commission File Number)	20-1237795 (I.R.S. Employer Identification No.)
1985 Cedar Bridge Avenue, Suite 1 Lakewood, New Jersey 08701
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Tender Offer and SRP Suspension

On June 14, 2018, Lightstone Value Real Estate Investment Trust, Inc. (the “Company”) announced that it commenced a tender offer to purchase up to 1,000,000 shares of the Company’s common stock, par value $0.01 per share, for cash at a purchase price equal to $7.00 per share, or $7.0 million in the aggregate (the “Offer”). Unless extended or withdrawn, the Offer, proration period and withdrawal rights will expire at 11:59 p.m. Eastern Time, on July 13, 2018. The Company has suspended its share repurchase program (the “SRP”) during the pendency of the Offer as required by the rules of the Securities and Exchange Commission. No repurchases will be made under the SRP during the pendency of this Offer and for ten business days thereafter. For more information about the Offer, please refer to the Company’s Tender Offer Statement on Schedule TO, filed with the SEC and available on the SEC’s website, www.sec.gov, and also available on the “SEC Filings” section of the Company’s website, www.lightstonecapitalmarkets.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2018	LIGHTSTONE VALUE REAL ESTATE INVESTMENT TRUST, INC. BY: /s/ David Lichtenstein David Lichtenstein Chief Executive Officer and Chairman of the Board

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